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                                                                 EXHIBIT 3.1(B)

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 NEW GMH, INC.

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                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                  ------------------------------------------

    New GMH, Inc., a Delaware corporation (hereinafter called the
  "Corporation"), does hereby certify as follows:

    FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

    "FIRST: The name of the corporation is General Medical Inc. (hereinafter the "Corporation")."

    SECOND: The foregoing amendment was duly adopted in accordance with
  Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 13th day of November, 1996.

                                          New GMH, Inc.

                                          By:
                                             /s/ Donald B. Garber
                                             ----------------------------------
                                          NAME: DONALD B. GARBER
                                          TITLE:
                                               SENIOR VICE PRESIDENT AND CHIEF
                                               FINANCIAL OFFICER